AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2002
                                                 REGISTRATION NO. 333-__________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          EXTENDED SYSTEMS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                       82-0399670
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                       Identification Number)

                    5777 NORTH MEEKER AVENUE, BOISE, ID 83713
               (Address of principal executive office) (Zip Code)

                                 1998 STOCK PLAN
         EXTENDED SYSTEMS INCORPORATED 2001 APPROVED SHARE OPTION SCHEME
                            (Full title of the plan)

                                STEVEN D. SIMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          EXTENDED SYSTEMS INCORPORATED
                            5777 NORTH MEEKER AVENUE
                               BOISE, IDAHO 83713
                     (Name and address of agent for service)

                                 (208) 322-7575
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================= ================ ================ ===================== =================
                                                                            PROPOSED            PROPOSED
                                                                            MAXIMUM              MAXIMUM
                                                            AMOUNT          OFFERING            AGGREGATE           AMOUNT OF
                 TITLE OF SECURITIES                        TO BE            PRICE              OFFERING          REGISTRATION
                   TO BE REGISTERED                      REGISTERED (1)    PER SHARE              PRICE                FEE
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved          323,016           $2.60 (3)       $839,841.60 (3)       $77.27
for issuance under the 1998 Stock Plan
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved           93,864           $1.48 (2)       $138,918.72 (2)       $12.79
for issuance under the 1998 Stock Plan
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved
for issuance under the Extended Systems Incorporated          6,737         $15.125 (3)       $101,897.13 (3)        $9.38
2001 Approved Share Option Scheme
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved
for issuance under the Extended Systems Incorporated          1,899           $6.75 (3)        $12,818.25 (3)        $1.18
2001 Approved Share Option Scheme
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved
for issuance under the Extended Systems Incorporated          3,000           $7.11 (3)        $21,330.00 (3)        $1.97
2001 Approved Share Option Scheme
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved
for issuance under the Extended Systems Incorporated          2,000           $6.85 (3)        $13,700.00 (3)        $1.27
2001 Approved Share Option Scheme
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved
for issuance under the Extended Systems Incorporated          1,000           $2.85 (3)         $2,850.00 (3)        $0.27
2001 Approved Share Option Scheme
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved
for issuance under the Extended Systems Incorporated         20,000           $4.05 (3)        $81,000.00 (3)        $7.46
2001 Approved Share Option Scheme
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------

------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved
for issuance under the Extended Systems Incorporated          1,400           $6.88 (3)         $9,632.00 (3)        $0.89
2001 Approved Share Option Scheme
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved
for issuance under the Extended Systems Incorporated          4,000           $2.38 (3)         $9,520.00 (3)        $0.88
2001 Approved Share Option Scheme
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved
for issuance under the Extended Systems Incorporated         27,749           $2.60 (3)        $72,147.40 (3)        $6.64
2001 Approved Share Option Scheme
------------------------------------------------------- ---------------- ---------------- --------------------- -----------------
Common Stock (par value $0.001 per share) reserved
for issuance under the Extended Systems Incorporated         13,226           $1.48 (2)        $19,574.48 (2)        $1.81
2001 Approved Share Option Scheme
---------------------------------------------------------------------------------------------------------------------------------
Totals                                                      497,891                         $1,323,229.58          $121.81
======================================================= ================ ================ ===================== =================

(1) This Registration Statement shall also cover any additional shares of our Common Stock that become issuable under the 1998 Stock Plan and the Extended Systems Incorporated 2001 Approved Share Option Scheme (each a "Plan", and together the "Plans") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of Common Stock.

(2) Estimated, in accordance with Rule 457(c) of Regulation C promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $1.48 per share, the average of the high and low price of the Common Stock as reported on Nasdaq National Market on September 30, 2002.

(3) Estimated, in accordance with 457(h) of Regulation C promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

                          EXTENDED SYSTEMS INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

            We are incorporating by reference into this Registration Statement the following documents that we have filed with the Securities and Exchange
Commission:

            (a) Our latest Annual Report on Form 10-K for the year ended June 30, 2002, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (File No. 000-23597).

            (b) Our Current Reports on Form 8-K filed on September 16, 2002, filed pursuant to Section 13 or 15(d) of the 1934 Act (File No. 000-23597).

            (c) The description of our Common Stock contained in our Registration Statement on Form 8-A, pursuant to Section 12(b) of the 1934 Act (File No. 1-10658), including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

            All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

            Our Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

            Our Bylaws provide for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

            We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

            We carry officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.   EXHIBITS.

    EXHIBIT NUMBER
    --------------
        4.1          Form of Common Stock Certificate (1)
        5.1          Opinion of Counsel
       10.2.1        1998 Stock Plan and Form of Stock Option Agreement
                     thereunder (1)
       10.2.2        Amendment 1 to the 1998 Stock Plan (2)
       10.8          Extended Systems Incorporated 2001 Approved Share Option
                     Scheme  (2)
       23.1          Consent of Independent Accountants
       23.2          Consent of Counsel (included in Exhibit 5.1)
       24.1          Power of Attorney (see page 5)

--------------------------------------------------------------------------------

(1) Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-42709), as amended, which was declared effective by the Securities and Exchange Commission on March 4, 1998.
(2) Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended June 30, 2002, which was filed with the Securities and Exchange Commission on September 23, 2002.

ITEM 9.   UNDERTAKINGS.

          (a)  We hereby undertake:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the

                     Registration Statement or any material change to this information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

          (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or a controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, we hereby certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement on Form S-8 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 1st day of October, 2002.

                                     EXTENDED SYSTEMS INCORPORATED

                                     By:  /s/ Karla K. Rosa
                                         ---------------------------------------
                                     Karla K. Rosa
                                     Vice President of Finance and Chief
                                     Financial Officer

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Simpson and Karla K. Rosa, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                         TITLE                        Date
         ---------                         -----                        ----

  /s/ Steven D. Simpson         President, Chief Executive            10/1/02
  --------------------------    Officer and Director (Principal
  Steven D. Simpson             Executive Officer)

  /s/ Karla K. Rosa             Vice President, Finance, and          10/1/02
  --------------------------    Chief Financial Officer
  Karla K. Rosa                 (Principal Financial and
                                Accounting Officer)

  /s/ Raymond A. Smelek         Director                              10/1/02
  --------------------------
  Raymond A. Smelek

  /s/ Charles W. Jepson         Director                              10/1/02
  --------------------------
  Charles W. Jepson

  /s/ John J. Katsaros          Director                              10/1/02
  --------------------------
  John J. Katsaros

  /s/ Russel H. McMeekin        Director                              10/1/02
  --------------------------
  Russel McMeekin

  /s/ John M. Russell           Director                              10/1/02
  --------------------------
  John M. Russell

  /s/ S. Scott Wald             Director                              10/1/02
  --------------------------
  S. Scott Wald

  /s/ Douglas B. Winterrowd     Director                              10/1/02
  --------------------------
  Douglas B. Winterrowd

                                  EXHIBIT INDEX
--------------------------------------------------------------------------------
ITEM 8.   EXHIBITS.

    EXHIBIT NUMBER
    --------------
        4.1          Form of Common Stock Certificate (1)
        5.1          Opinion of Counsel
       10.2.1        1998 Stock Plan and Form of Stock Option Agreement
                     thereunder (1)
       10.2.2        Amendment 1 to the 1998 Stock Plan (2)
       10.8          Extended Systems Incorporated 2001 Approved Share Option
                     Scheme  (2)
       23.1          Consent of Independent Accountants
       23.2          Consent of Counsel (included in Exhibit 5.1)
       24.1          Power of Attorney (page 5)

--------------------------------------------------------------------------------

(1) Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-42709), as amended, which was declared effective by the Securities and Exchange Commission on March 4, 1998.
(2) Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended June 30, 2002, which was filed with the Securities and Exchange Commission on September 23, 2002.